Forms of Letters from the Partnership to Limited Partners

Exhibit E

Forms of Letters from the Partnership to Limited Partners in connection with acceptance of Offers of Tender

The following Letters are being sent to you if you tendered your entire interest in the Partnership.

December 3, 2007

Dear Limited Partner:

Morgan Stanley Institutional Fund of Hedge Funds LP (the “Partnership”) has received and accepted for purchase your tender of your limited partnership interest in the Partnership.

Because you have tendered and the Partnership has agreed to purchase your entire investment, you have been issued a note (the “Note”) entitling you to receive an initial payment in an amount equal to at least 90% of the purchase value of the purchased interest in the Partnership based on the unaudited net asset value of the Partnership as of December 31, 2007, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal dated October 16, 2007 no later than January 30, 2008, unless the valuation date of the interests in the Partnership has changed, or the Partnership has requested a withdrawal of its capital from the investment funds in which it invests.

The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you after the completion of the Partnership’s fiscal year-end audit for the fiscal year ending December 31, 2007 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the completion of the Partnership’s next annual audit or the determination by Morgan Stanley Alternative Investment Partners LP of any relevant withholding tax amounts for the year, whichever is later, according to the terms of the tender offer. We expect this audit to be completed no later than 60 days after December 31, 2007.

Should you have any questions, please feel free to contact Robin Coroniti at Morgan Stanley Alternative Investment Partners LP at (610) 260-7600.

Sincerely,

Morgan Stanley Institutional Fund of Hedge Funds LP

Enclosure

E-1

The following Letters are being sent to you if you tendered a portion of your interest in the Partnership.

December 3, 2007

Dear Limited Partner:

Morgan Stanley Institutional Fund of Hedge Funds LP (the “Partnership”) has received and accepted for purchase your tender of a portion of your limited partnership interest in the Partnership.

Because you have tendered and the Partnership has agreed to purchase a portion of your investment, you have been issued a note (the “Note”). The Note entitles you to receive an initial payment in an amount equal to at least 90% of the value of the purchased interest in the Partnership based on the unaudited net asset value of the Partnership as of December 31, 2007, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal dated October 16, 2007 no later than January 30, 2008, unless the valuation date of the interests in the Partnership has changed or the Partnership has requested a withdrawal of its capital from the investment funds in which it invests, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer.

The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you after the completion of the Partnership’s fiscal year-end audit for the fiscal year ending December 31, 2007 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the completion of the Partnership’s next annual audit or the determination by Morgan Stanley Alternative Investment Partners LP of any relevant withholding tax amounts for the year, whichever is later, according to the terms of the tender offer. We expect this audit to be completed no later than 60 days after December 31, 2007.

You remain a limited partner of the Partnership with respect to the portion of your interest in the Partnership that you did not tender.

Should you have any questions, please feel free to contact Robin Coroniti at Morgan Stanley Alternative Investment Partners LP at (610) 260-7600.

Sincerely,

Morgan Stanley Institutional Fund of Hedge Funds LP

Enclosure

E-2